Exhibit 10.55

SECOND AMENDMENT OF
SHARE EXCHANGE AND CONTRIBUTION AGREEMENT

This Second Amendment is entered into as of November 30, 2012 and amends that certain Share Exchange and Contribution Agreement, as previously amended (the Agreement), among LifeMap Sciences, Inc., a California corporation (the Company) and Alfred D. Kingsley and Greenway Partners, L.P. (collectively, Investor).

1.           The definition of Second Outside Date found is Section 1(j) of the Agreement is amended to read:  “Second Outside Date” means December 14, 2012.

2.           All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

LIFEMAP SCIENCES, INC.

By:	/s/ David Warshawsky

Title:	Chief Executive Officer

/s/ Alfred D. Kingsley
Alfred D. Kingsley

Greenway Partners, Ltd.

By:	Greenhouse Partners, L.P.,
its general partner

By:	/s/ Alfred D. Kingsley
Alfred D. Kingsley, General Partner